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                                                                    EXHIBIT 23.2

                  [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]


                    CONSENT OF H.J. GRUY AND ASSOCIATES INC.

We hereby consent to the use of our name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. to the inclusion of and references to our report dated February 13, 2001, prepared for Contour Energy Co. in the Contour Energy Co. Annual Report on Form 10-K for the year ended December 31, 2000.


                                       H.J. GRUY AND ASSOCIATES, INC.
                                       Texas Registration Number F-000637

                                       /s/ MARILYN WILSON
                                           ------------------------------
                                           Marilyn Wilson, PE
                                           President and Chief Operating Officer


March 8, 2001
Houston, Texas